UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 2, 2003

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14016 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1

Item 7. Financial Statements and Exhibits

     (c)  Exhibits.

Exhibit 99.1 Press release, dated May 2, 2003, regarding the repurchase by Maxtor Corporation of 8,245,738 shares of its common stock for a total price of approximately $44.9 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MAXTOR CORPORATION

By: /s/ Glenn H. Stevens Name: Glenn H. Stevens Title: Sr. Vice President, General Counsel and Secretary

Date: May 2, 2003

Exhibit	Description

99.1	Press release, dated May 2, 2003, regarding the repurchase by Maxtor Corporation of 8,245,738 shares of its common stock for a total price of approximately $ 44.9 million.